Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ACCESS NEWSWIRE INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 1988, AT 9 O`CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE SEVENTEENTH DAY OF OCTOBER, A.D. 1988, AT 9 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTIETH DAY OF MAY, A.D. 1990, AT 4:30 O`CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE EIGHTEENTH DAY OF JULY, A.D. 1990, AT 10 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTEENTH DAY OF JUNE, A.D. 1991, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF AUGUST, A.D. 1992, AT 9 O`CLOCK A.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2175068 8100H
SR# 20250692185

Authentication: 203005649
Date: 02-24-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

CERTIFICATE OF REVIVAL, FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 2007, AT 12:34 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "DOCUCON, INCORPORATED" TO "ISSUER DIRECT CORPORATION", FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 2007, AT 1:17 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF JULY, A.D. 2008, AT 10:36 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE ELEVENTH DAY OF MAY, A.D. 2010, AT 11:49 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF MAY, A.D. 2010, AT 2:55 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 2010, AT 5:14 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF MARCH, A.D. 2012, AT 4:37 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF JULY, A.D. 2012, AT 5:26 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIRST DAY OF MARCH, A.D. 2017, AT 8:48 O`CLOCK A.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2175068 8100H
SR# 20250692185

Authentication: 203005649
Date: 02-24-25

Delaware

The First State

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ISSUER DIRECT CORPORATION" TO "ACCESS NEWSWIRE INC.", FILED THE TWENTY-THIRD DAY OF JANUARY, A.D. 2025, AT 11:59 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2025 AT 12:01 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "ACCESS NEWSWIRE INC.".

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2175068 8100H
SR# 20250692185

Authentication: 203005649
Date: 02-24-25

888285096

Certificate of Incorporation

of

DocuCon, Incorporated

FILED 9AM

OCT 11 1988

[signature]
SECRETARY OF STATE

* * *

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is DocuCon, Incorporated.

SECOND: The registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is Fifty Million (50,000,000) shares, consisting of Thirty Million (30,000,000) shares of $1.00 par value per share preferred stock (the "Preferred Stock"), and Twenty Mmillion (20,000,000) shares of $0.01 par value per share common stock (the "Common Stock").

(b) No stockholder of the Corporation shall be entitled to any preemptive rights or other right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix. The Board of Directors may issue shares of stock of any class of this Corporation, or purchase shares of stock of any class, without offering any such shares of stock of any class of any notes, debentures, bonds or other securities, either in whole or in part, to the existing stockholders of any class. No stockholder of the Corporation shall be entitled to receive certificates evidencing fractional shares.

(c) Cumulative voting shall not be allowed in election of directors or for any other purpose.

DIVISION A

THE PREFERRED STOCK

(1) The shares of Preferred Stock may be issued in one or more series from time to time with such designations (including, without limitation, a designation of the number of shares of any series), powers, preferences, relative, optional, participating or other rights and qualifications, limitations and restrictions thereof, as shall be fixed by a resolution or resolutions of the Board of Directors, pursuant to the authority expressly given herein as provided in the General Corporation Law of the State of Delaware.

(2) Each holder of a share of Preferred Stock shall be entitled to such number of votes (which may be a fraction of one vote or no vote) for each share of Preferred Stock standing in the name of such holder on the books of the Corporation as shall be fixed by the Board of Directors prior to the issuance thereof. Holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders of the Corporation at which they are not entitled to vote.

DIVISION B

THE COMMON STOCK

(1) Subject to any prior rights and preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and in such manner as declared by the Board of Directors in their discretion, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

(2) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation and after full payment shall have been made to the holders of the Preferred Stock according to their entitlements, the remaining assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

(3) Subject to any special voting rights fixed by the Board of Directors in any resolution or resolutions for any issue of preferred stock, each holder of a share of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation on all matters submitted to a vote of shareholders of the Corporation.

FIFTH: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action, provided that

prompt notice shall be given to all nonconsenting stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a) To make, alter or repeal the bylaws of the Corporation.

(b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(c) To lend money to, guarantee any obligation of or otherwise assist any officer or employee of the Corporation or any subsidiary thereof whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.

(d) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(e) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(f) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, (i) to merge, consolidate or otherwise reorganize the Corporation (whether for cash, securities or other property), (ii) to dissolve, liquidate or wind up the Corporation, (iii) to amend this Certificate of Incorporation, or (iv) to sell, lease or exchange all or substantially all the property and assets of the Corporation,

including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and in the best interests of the Corporation.

(g) To authorize and issue series of Preferred Stock of the Corporation, as contemplated in Division A of the Fourth Article of this Certificate of Incorporation, or any shares of Common Stock, subject to the requirements of Division B of the Fourth Article of this Certificate of Incorporation.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangements and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH:

DIVISION A

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach

of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

DIVISION B

(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) of this Division B with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such

proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Division or otherwise (hereinafter an "undertaking").

(2) Right of Indemnitee to Bring Suit. If a claim under paragraph (1) of this Division B is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Division or otherwise shall be on the Corporation.

(3) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Division shall not be exclusive of any other right which any person may

have or hereafter acquire under any statute, this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(5) Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Division with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

TWELFTH: The name and mailing address of the incorporator of the Corporation is:

JOHN T. FESSENDEN

1500 InterFirst Plaza
300 Convent Street
San Antonio, Texas 78205

IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 10th day of October, 1988.

[signature]
JOHN T. FESSENDEN

THE STATE OF TEXAS §
:
COUNTY OF BEXAR §

I, the undersigned, a Notary Public in and for the State of Texas, do hereby certify that on the 10th day of October, 1988, personally appeared before me JOHN T. FESSENDEN, who, being by me duly sworn, declared that he is the person who signed the foregoing instrument as Incorporator and that the statements therein contained are true.

J. GAYLE GAWLIK
Notary Public State of Texas
My Commission Expires 06/09/89

[signature]
NOTARY PUBLIC - STATE OF TEXAS

J. GAYLE GAWLIK
(TYPE OR PRINT - NOTARY NAME)

MY COMMISSION EXPIRES: 6-9-89

a:2138-001.005
10/06/88(2138 #01)

888291045

FILED

OCT 17 1988 9 AM

[signature] SECRETARY OF STATE

CERTIFICATE OF MERGER

OF

DOCUCON, INCORPORATED
(a Delaware corporation)

AND

DOCUCON, INCORPORATED
(a Texas corporation)

Under Section 252 of the General Corporation Law of the State of Delaware

---

DOCUCON, INCORPORATED, a corporation formed under the laws of the State of Delaware ("DOCUCON-DELAWARE"), and DOCUCON, INCORPORATED, a corporation formed under the laws of the State of Texas ("DOCUCON-TEXAS"), desiring to effectuate a merger of DOCUCON-TEXAS with and into DOCUCON-DELAWARE, pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The constituent corporations involved in the merger are DOCUCON-DELAWARE and DOCUCON-TEXAS. DOCUCON-DELAWARE is a corporation organized and existing under the laws of the State of Delaware. The Certificate of Incorporation for DOCUCON-DELAWARE was filed in the Office of the Secretary of State of the State of Delaware on the 11th day of October, 1988. DOCUCON-TEXAS is a corporation organized and existing under the laws of the State of Texas. The Articles of Incorporation for DOCUCON-TEXAS were filed in the Office of the Secretary of State of the State of Texas on June 27, 1986.

SECOND: DOCUCON-TEXAS is, as of the date hereof, the lawful owner of all of the issued and outstanding capital stock of DOCUCON-DELAWARE.

THIRD: A Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the laws of the applicable jurisdictions under which the constituent corporations have been formed.

FOURTH: The surviving corporation in the merger shall be DOCUCON-DELAWARE. The name of the surviving corporation in the merger shall be "DOCUCON, INCORPORATED".

FIFTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of DOCUCON-DELAWARE.

a:jtf01.ax
10/10/88

SIXTH: The executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation at 9100 I.H. 10, Suite 100, San Antonio, Texas 78230.

SEVENTH: A copy of the Plan and Agreement of Merger will be furnished by the surviving corporation on request and without cost to any shareholder of any constituent corporation.

EIGHTH: The authorized capital stock of DOCUCON-TEXAS is Fifty Million (50,000,000) shares, consisting of Thirty Million (30,000,000) shares of $1.00 par value per share preferred stock, and Twenty Million (20,000,000) shares of $0.01 par value per share common stock.

NINTH: The merger herein described shall become effective upon the latest to occur of (i) the filing of this Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the recording of this Certificate of Merger with the appropriate authorities in New Castle County, Delaware, and (iii) the filing of Articles of Merger (and/or such other instruments as may be required by the Texas Business Corporation Act, or related statutes) with the Secretary of State of the State of Texas.

IN WITNESS WHEREOF, DOCUCON-DELAWARE/~~has~~ and DOCUCON-TEXAS have each duly caused this Certificate of Merger to be executed by its duly authorized officers as of the 11th day of October, 1988.

DOCUCON, INCORPORATED, a Delaware corporation

By: ______________________
EDWARD P. GISTARO, President

ATTEST:

____
RALPH BROWN, Secretary

DOCUCON, INCORPORATED, a Texas corporation

By: ______________________
EDWARD P. GISTARO, President

ATTEST:

____
RALPH BROWN, Secretary

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CERTIFICATE OF DESIGNATION
PREFERENCES OF SERIES A CONVERTIBLE PREFERRED
STOCK OF DOCUCON, INCORPORATED

The undersigned, Edward P. Gistaro and S. E. Kaye, do hereby certify:

A. That said Edward P. Gistaro is, and at all times herein mentioned was, the duly elected and acting President and Chief Executive Officer of Docucon, Incorporated a Delaware corporation (the "Company"), and that said Stanley E. Kaye, is, and at all times herein mentioned was, the duly elected and acting Assistant Secretary of the Company.

B. That by the unanimous written consent of the Board of Directors dated May 22, 1990, the following preamble and resolutions were duly adopted and remain in effect:

WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to fix the terms of a series of Preferred Stock and the number shares constituting such series:

NOW, THEREFORE, BE IT RESOLVED:

(1) Designation.

The Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Company, to be designated and known as Series A Convertible Preferred Stock (the "Convertible Preferred Stock").

(2) Number of Shares.

The number of shares constituting the Convertible Preferred Stock be and the same is hereby fixed at sixty (60).

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/30/1990
901505229 - 2175068

(3) Allocation to Capital.

The amount to be represented in capital at all times in respect of each share of Convertible Preferred Stock shall be its par value of $1.00 per share.

(4) Dividends.

(a) The holders of shares of Convertible Preferred Stock, in preference to the holders of Common Stock and of any other capital stock of the Company which ranks junior to the Convertible Preferred Stock in respect of dividends or distributions of assets on liquidation of the Company (all of which classes, other than the Convertible Preferred Stock, are hereinafter referred to as "Junior Securities"), shall be entitled to receive, as and when declared by the Board of Directors, out of the assets of the Company which are by law available for the payment of dividends, cumulative cash dividends at the rate of 11% per annum, assigning a value of $25,000 to each share. Except as otherwise provided herein, the declaration or payment of dividends is at the discretion of the Company's Board of Directors, and is not mandatory, and any accrued but unpaid dividends shall not be deemed to be in arrears. An arrearage shall be deemed to occur when dividends which have been declared by the Board of Directors are not paid in full within 15 days after the dividend payment date. The holders of the shares of Convertible Preferred Stock shall be entitled to receive dividends payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1990. Dividends on shares of Convertible Preferred Stock shall accrue from the date of issuance. Such dividends shall be paid to the holders of record at the close of business on the record date specified by the Board of Directors of the Company at the time such dividend is declared. Unpaid accrued dividends shall not bear interest.

(b) All dividends paid with respect to shares of the Convertible Preferred Stock pursuant to Paragraph (4)(a) shall be paid pro rata to the holders entitled thereto.

(c) Each fractional share of the Convertible Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Convertible Preferred Stock pursuant to Paragraph (4)(a) hereof.

(d) Notwithstanding anything contained herein to the contrary, no dividends on shares of the Convertible Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, specifically prohibits such declaration, payment or setting apart for payment; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require

the Board of Directors to declare or the Company to pay or set apart for payment any dividends on shares of the Convertible Preferred Stock at any time, whether permitted by any of such agreements or not.

(e) If at any time the Company shall have failed to pay all cash dividends which have accrued on any outstanding shares of any other series of Preferred Stock having cumulative dividend rights ranking prior to or on a parity with the shares of the Convertible Preferred Stock at the times such dividends are payable, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Company on shares of the Convertible Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid cash dividends on all outstanding shares of such other series of Preferred Stock shall have been or be declared, paid or set apart for payment, without interest; provided, however, that in the event such failure to pay accrued dividends is with respect only to the outstanding shares of the Convertible Preferred Stock and any outstanding shares of any other series of the Preferred Stock having cumulative dividends rights on a parity with the shares of the Convertible Preferred Stock, cash dividends may be declared, paid or set apart for payment, without interest, pro rata on shares of the Convertible Preferred Stock and shares of such other series of the Preferred Stock so that the amounts of any cash dividends declared, paid or set apart for payment on shares of the Convertible Preferred Stock and shares of such other series of the Preferred Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, all accrued but unpaid cash dividends on all outstanding shares of the Convertible Preferred Stock and all outstanding shares of such other series of Preferred Stock bear to each other. For the purpose of this Paragraph 4(e), dividends on any other series of Preferred Stock that are payable at the Company's option either in cash or in other property shall not be deemed to be cash dividends.

Any dividend not paid pursuant to Paragraph (4)(a) or (d) hereof or this Paragraph (4)(e) shall be fully cumulative and shall accrue and compound quarterly (whether or not declared), without interest, as set forth in Paragraph (4)(a) hereof.

(f) Holders of shares of Convertible Preferred Stock shall be entitled to receive the dividends provided for in Paragraph (4)(a) hereof in preference to and in priority over any dividends or other distributions upon any of the Junior Securities, whether payable in cash or other property.

So long as any shares of Convertible Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment

money for, a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls, or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not purchase or redeem, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem, any Convertible Preferred Stock or any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or redemption, as the case may be, all accrued dividends on shares of Convertible Preferred Stock not paid on the dates provided for in Paragraph (4)(a) hereof (including if not paid pursuant to the terms and conditions of Paragraph (4)(d) or Paragraph (4)(e) hereof) shall have been or be paid.

(g) Subject to the foregoing provisions of this Paragraph (4), the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of Convertible Preferred Stock shall not be entitled to share therein.

(h) The record holders of Convertible Preferred Stock converted or redeemed during the interval between the record date and the succeeding payment date applicable to any dividend declared thereon shall be entitled to receive on such succeeding payment date the dividend declared on such Convertible Preferred Stock notwithstanding that such conversion or redemption occurred. The Company shall pay all accrued but unpaid dividends on converted shares of Convertible Preferred Stock at the time of the conversion thereof either in cash or in shares of Common Stock (based on the closing market price on the last trading day prior to the date of conversion).

(5) Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $25,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of outstanding shares of Convertible Preferred Stock

shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of any other series of Preferred Stock having liquidation rights ranking prior to the shares of Convertible Preferred Stock shall have been paid in full. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Convertible Preferred Stock and the outstanding shares of any other series of the Preferred Stock having liquidation rights on a parity with the shares of Convertible Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of all outstanding shares of Convertible Preferred Stock and the holders of outstanding shares of such other series of the Preferred Stock are entitled were paid in full. The consolidation or merger of the Company with another entity shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and shall not give rise to any rights provided for in this Paragraph (5).

(b) The liquidation payment with respect to each fractional share of the Convertible Preferred Stock outstanding or accrued but unpaid, shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Convertible Preferred Stock.

(6) Conversion Rights.

(a) Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof at the office of the Company or at the office of the transfer agent, if any, for the Convertible Preferred Stock, into shares of duly authorized, fully paid, and non-assessable shares of Common Stock at the conversion price of $1.375 per share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in this Paragraph. The number of shares of Common Stock to be delivered upon conversion of the Convertible Preferred Stock shall be determined by dividing the liquidation amount ($25,000 per share) of the shares surrendered by the Conversion Rate at the time of surrender, calculated to the nearest 1/100th of a share (fractions of less than 1/100 being disregarded).

(b) Before any Convertible Preferred Stock shall be converted, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, or transfer agent, if any, for such stock, and shall give written notice to the Company at said office that he

elects to convert the same or part thereof and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The date of receipt of such documents by the Company or the transfer agent, as the case may be, in proper form is herein referred to as the "Conversion Date." The Company will as soon as practicable thereafter, issue and deliver at said office to such holder of Convertible Preferred Stock, or to his nominee or nominees, certificates for the number of whole share or shares of Common Stock to which they shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. No fractional shares of Common Stock are to be issued upon conversion, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the closing price (which shall be determined in accordance with the last sentence of subparagraph (g) below) per share of Common Stock on the Conversion Date, unless the Board of Directors shall determine to make such adjustment by the issuance of fractional scrip certificates or in some other manner. The shares of Convertible Preferred Stock so converted shall be deemed to have been converted as of the close of business on the Conversion Date and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such Conversion Date.

(c) In case the Company shall, with respect to its Common Stock, (i) pay a dividend in its Common Stock or in securities convertible into or exchangeable for its Common Stock (in which latter event the number of shares of Common Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of any Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Company which they would have owned immediately following such action had such Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification.

(d) In case the Company shall issue to all holders of outstanding shares of Common Stock any rights or warrants to subscribe for or purchase shares of its Common Stock, at a price per share less than the current market price per share of Common Stock (determined as provided in subparagraph (f) below) on the record date mentioned below, the Conversion Rate shall be changed to a price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Rate in effect immediately prior thereto by the number of shares of Common Stock outstanding immediately prior to the issuance of such rights or warrants (including all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock), plus (y) the consideration, if any, received by the Company upon the grant of such rights or warrants, plus any consideration to be received by the Company upon exercise of such rights or warrants, by (B) the number of shares of Common Stock to be outstanding after the exercise of such rights or warrants. Such adjustment shall not be made (i) for the grant of employee stock options pursuant to the Company's 1988 Stock Option Plan, or any other plan or plans adopted by the Company's Board of Directors, or upon the exercise thereof, (ii) upon exercise of any other options or warrants outstanding on June 1, 1990 (iii) upon the occurrence of any transaction specified in Paragraph (c) above, or (iv) in the event of the adjustment of the Conversion Rate as provided in subparagraph (e) below. Such adjustment shall become effective immediately after the opening of business on the day following the record date for issuing such shares or rights or warrants.

(e) In the event that the Company shall at any time after June 1, 1990 grant any rights or options to subscribe for or to purchase Common Stock or any other stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), (other than (a) shares of Common Stock which may be issued upon exercise of the Convertible Preferred Stock, (b) shares of Common Stock which may be issued as a stock dividend or stock split for which adjustment of the Conversion Rate is made as provided in Paragraph (c) above, (c) shares of Common Stock which may be issued upon exercise of rights or warrants for which adjustment of the Conversion Rate is made as provided in Paragraph (d) above, or (d) shares of Common Stock which may be issued upon exercise of options granted pursuant to the Company's 1988 Stock Option Plan, or any other plan or plans adopted by the Company's Board of Directors, or any warrants outstanding on May 31, 1990) and the price per share for which Common Stock is issuable upon the

exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Rate on the date of such grant, the Conversion Rate in effect immediately prior to such grant shall be changed to a price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Rate in effect immediately prior thereto by the number of shares of Common Stock outstanding immediately prior to such grant (including all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock), plus (y) the consideration, if any, received by the Company upon the grant of such Options or issue or sale of the Convertible Securities plus any consideration to be received by the Company upon the exercise of such Options or conversion or exchange, by (B) the number of shares of Common Stock to be outstanding immediately after the exercise of such Options or conversion or exchange of such Convertible Securities (including as outstanding all shares of Common Stock issuable upon conversion of all the Convertible Preferred Stock).

Except as provided in Paragraphs (6)(c), (d), (e) and (h) hereof, no other event shall effect a change in the Conversion Rate.

(f) For the purpose of any computation under Paragraphs (6)(a), (d) and (e) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the mean of the reported closing bid and asked prices regular way on the relevant securities exchange on such day or, if the Common Stock is not listed or admitted to trading on any national securities exchange, or if such national exchange is not the principal trading market for the Company's Common Stock, the mean of the closing bid quotations in the over-the-counter market on such day as reported by the National Quotation Bureau or similar reporting service.

(g) No adjustment or readjustment in the Conversion Rate shall be required unless such adjustment or readjustment would require an increase or decrease of at least 1% in the Conversion Rate, as adjusted and readjusted from time to time; provided, however, that any adjustments which by reason of this Paragraph (6)(g) are not required to be, and are not, made shall be carried forward and taken into account in any subsequent adjustment or readjustment.

(h) On the expiration of any rights or warrants referred to in Paragraph (6)(d) or (e), or the termination of any rights of conversion or exchange referred to in Paragraph (6)(c)(i), the Conversion Rate then in effect shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such rights or warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants or upon the conversion or exchange of such securities.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Chief Financial Officer of the Company shall compute the adjusted Conversion Rate in accordance with the provisions of this Paragraph (6) and shall prepare a certificate setting forth such Conversion Rate showing in detail the facts upon which such adjustment is made. Such certificate shall forthwith be filed with the transfer agent, if any, for the Company's Convertible Preferred Stock and a notice thereof mailed to the holders of record of the outstanding shares of such series.

(j) In case of the consolidation or merger of the Company with or into another corporation resulting in an exchange or recapitalization of all of the Company's Common Stock, or the conveyance of all or substantially all of the assets of the Company to another corporation, each share of Convertible Preferred Stock shall thereafter be convertible into the kind and number of shares of stock or other securities or property receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock into which each share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such shares of Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Convertible Preferred Stock.

(k) The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common stock held in its treasury, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Convertible Preferred Stock from time to time outstanding.

(l) The Company will pay all documentary and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Convertible Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

(m) Shares of Convertible Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed and shares which have been converted into shares of Common Stock, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however that no such issued and reacquired Convertible Preferred Stock shall be reissued or sold as Convertible Preferred Stock.

(7) Voting Rights.

(a) Each holder of record of Convertible Preferred Stock shall be entitled to one vote for each share of Common Stock into which the shares of Convertible Preferred Stock held by him are convertible. Except as otherwise provided by law and subject to Paragraphs (7)(b) and (8), Convertible Preferred Stock and Common Stock (and any other capital stock of the Company at that time entitled thereto) shall vote together as a single class on all matters upon which stockholders are entitled to vote.

(b) So long as any shares of Convertible Preferred Stock are outstanding, the Company will not without the affirmative vote or consent of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock (excluding treasury shares and shares held by subsidiaries) voting as a separate series, create any class or series of shares ranking prior to the Convertible Preferred Stock either as to dividends or upon liquidation, or amend the Company's Certificate of Incorporation to affect adversely the powers (except as such powers may be limited by the voting rights given to additional shares of any class), rights or preferences of the Convertible Preferred Stock. For the purposes of this subparagraph (b), each holder of Convertible Preferred Stock shall be entitled to one vote for each share held.

(8) Voting Rights of Convertible Preferred Stock Upon Default in Payment of Dividends.

(a) In addition to the voting rights set forth in Paragraph (7) above, if and when dividends payable on all the outstanding shares of Convertible Preferred Stock shall be in arrears for four full consecutive quarters, then, until, but not after, such time as all accrued and unpaid dividends on all outstanding shares of Convertible Preferred Stock shall have been declared and either paid or a sum set apart sufficient for the payment thereof, the holders of record of all shares of Convertible Preferred Stock then outstanding, voting separately as one class, and with one vote for each share held, shall be entitled to elect one member of the Board of Directors.

(b) At any time after such voting power shall have so vested in the holders of Convertible Preferred Stock, the Secretary of the Company may, and upon the written request of the holders of record of 10% of the shares of Convertible Preferred Stock shall, call a meeting of the holders of Convertible Preferred Stock for the election of the director to be elected by them as herein provided, to be held within 30 days after such call and at the place and upon the notice provided by law and the by-laws for the holding of meetings of stockholders; provided, however, the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days of receipt of any such request, then the holders of record of at least 10% of the shares of Convertible Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock ledger of the Company. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of stockholders or a special meeting held in place thereof next succeeding the time when the holders of Convertible Preferred Stock become entitled to elect directors as provided above.

(c) Notwithstanding any other provisions of these capital stock provisions or the By-laws to the contrary, if any meeting of stockholders for the election of directors shall be held while holders of the outstanding shares of Convertible Preferred Stock voting as a class are entitled to elect one director, as herein provided, and if the holders of at least a majority of such shares shall be present or represented by proxy at such meeting, or any adjournment thereof, then by vote of the holders of at least a majority of the shares of Convertible Preferred Stock present or so represented at such meeting, the then authorized number of directors of the Company

shall be increased by one, and at such meeting the holders of Convertible Preferred Stock shall be entitled to elect, by such vote, the additional director so provided for, but no such additional director so elected shall hold office beyond the next annual meeting of stockholders or special meeting held in place thereof. Whenever the holders of Convertible Preferred Stock shall be divested of the power to elect one director as above provided, the term of office of the person, if any, elected as director by the holders of Convertible Preferred Stock, voting as a class, shall forthwith terminate and the authorized number of directors of the company shall be reduced accordingly.

RESOLVED FURTHER, that the Chairman of the Board of Directors and Chief Executive Officer or the President or any Vice President, and the Secretary or any Assistant Secretary of the Company are each authorized to execute, verify and file a certificate of designation of preferences in accordance with Delaware law.

C. That the authorized number of shares of Preferred Stock of the Company is 20,000,000 and that the authorized number of shares of Preferred Stock constituting the Series A Convertible Preferred Stock, none of which has been issued, is 60.

D. That this Certificate is the act and deed of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certificate in the name and on behalf of Docucon, Incorporated, this 29th day of May, 1990.

Edward P. Gistaro
President

ATTEST:

S.E. Faye
Assistant Secretary

Each of the undersigned signing on behalf of Docucon, Incorporated declares under penalties of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

Edward P. Gistaro
President

S.E. Faye
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/18/1990
901995176 - 2175068

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF DESIGNATION
PREFERENCES OF SERIES A CONVERTIBLE PREFERRED
STOCK OF DOCUCON, INCORPORATED

Docucon, Incorporated, a corporation incorporated under the laws of the State of Delaware, does hereby certify pursuant to Section 103(f) of the General Corporation Law:

FIRST: That the Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Docucon, Incorporated that was filed with the Secretary of State of Delaware on May 30, 1990 is an inaccurate record of the corporate action referred to therein.

SECOND: That the Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Docucon, Incorporated was inaccurate in the following respect:

The conversion price of each share of Convertiblo Preferred Stock should be $.075 per share of Common Stock, instead of $1.375 per share of Common Stock. In corrected form, Section (6) should be read as follows:

"(6) Conversion Rights

(a) Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof at the office of the Company or at the office of the transfer agent, if any, for the Convertible Preferred Stock, into shares of duly authorized, fully paid, and non-assessable shares of Common Stock at the conversion price of $0.75 per share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in this paragraph. The number of shares of Common Stock to be delivered upon conversion of the Convertible Preferred Stock shall be determined by dividing the liquidation amount ($25,000 per share) of the shares surrendered by the Conversion Rate at the time of surrender, calculated to the nearest 1/100th of a share (fractions of less than 1/100 being disregarded)."

IN WITNESS WHEREOF, the undersigned have executed this certificate of correction in the name and on behalf of Docucon, Incorporated, this 1st day of June, 1990.

Edward P. Gistaro
President

ATTEST:

Stanley E. Faye
Assistant Secretary

Each of the undersigned signing on behalf of Docucon, Incorporated declares under penalties of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

Edward P. Gistaro
President

Stanley E. Faye
Assistant Secretary

SAME DAY SERVICE

DATE SUBMITTED 6/13/91

FILED BY: NATIONWIDE INFORMATION SERVICES
LISA
P.O. Box 899
Dover, DE 19903-0899

FILE DATE 6/13/91

TIME 0900

FILER'S NO. 9078657

NAME OF COMPANY DOCUCON, INCORPORATED

FILE NUMBER 21750-68

TYPE OF DOCUMENT Designation

SECTION NO.

CHANGES NAME

CHANGES AGENT/OFFICE

STOCK $

TO $

Franchise Tax $

RECEIVED
JUN 13 1991 12:15
DIVISION OF CORPORATIONS

Filing Tax Fee $

Receiving and Indexing $

NO. 2 Certified Copies $

NO. PAGES (If prepared by the Division of Corp.) $

OTHER $

OTHER $

TOTAL $

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
RECEIVED 12:23 PM 06/13/1991
911645025

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/13/1991
911645025 - 2175068

CERTIFICATE OF DESIGNATION PREFERENCES OF SERIES B NON-CONVERTIBLE, CUMULATIVE, NON-VOTING, REDEEMABLE PREFERRED STOCK OF DOCUCON, INCORPORATED

The undersigned, Edward P. Gistaro and Ralph Brown, do hereby certify:

A. That said Edward P. Gistaro is, and at all times herein mentioned was, the duly elected and acting Chief Executive Officer of Docucon, Incorporated a Delaware corporation (the "Company"), and that said Ralph Brown, is, and at all times herein mentioned was, the duly elected and acting Secretary of the Company.

B. That by the unanimous written consent of the Board of Directors dated June 10, 1991, the following preamble and resolutions were duly adopted and remain in effect:

WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to fix the terms of a series of Preferred Stock and the number shares constituting such series:

NOW, THEREFORE, BE IT RESOLVED:

(1) Designation.

The Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Company, to be designated and known as Series B Non-Convertible, Cumulative, Non-Voting, Redeemable Preferred Stock (the "Series B Preferred Stock").

(2) Number of Shares.

The number of shares constituting the Series B Preferred Stock is hereby fixed at 476,200.

(3) Allocation to Capital.

The amount to be represented in capital at all times in respect of each share of the Series B Preferred Stock shall be its par value of $1.00 per share.

(4) Dividends.

(a) The holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock and of any other capital stock of the Company which ranks junior to the Series B Preferred Stock but subordinate to the holders of Series A Preferred Stock in respect of dividends or distributions of assets on liquidation of the Company (all of which classes, other than the Series A Preferred Stock, are hereinafter referred to as "Junior Securities"), shall be entitled to receive, as and when declared by the Board of Directors, out of the assets of the Company which are by law available for the payment of dividends, cumulative cash dividends at the rate of 15% per annum. Except as otherwise provided herein, the declaration or payment of dividends is at the sole discretion of the Company's Board of Directors, and is not mandatory, and any accrued but unpaid dividends shall not be deemed to be in arrears. An arrearage shall be deemed to occur when dividends which have been declared by the Company's Board of Directors are not paid in full within 15 days after the dividend payment date. The holders of the shares of Series B Preferred Stock shall be entitled to receive dividends payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1991. Dividends on shares of Series B Preferred Stock shall accrue from the date of issuance. Such dividends shall be paid to the holders of record at the close of business on the record date specified by the Board of Directors of the Company at the time such dividend is declared. Unpaid accrued dividends shall not bear interest.

(b) Notwithstanding anything contained herein to the contrary, no dividends on shares of the Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, specifically prohibits such declaration, payment or setting apart for payment; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Board of Directors to declare or the Company to pay or set apart for payment any dividends on shares of the Series B Preferred Stock at any time, whether permitted by any of such agreements or not.

(c) Holders of shares of the Series B Preferred Stock shall be entitled to receive the dividends provided for in Paragraph (4)(a) hereof in preference to and in priority over any

dividends or other distributions upon any of the Junior Securities, whether payable in cash or other property.

So long as any shares of Series B Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for, a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls, or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not purchase or redeem, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem, any Series B Preferred Stock or any of the Junior Securities or warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or redemption, as the case may be, all accrued but unpaid dividends on shares of Series B Preferred Stock shall have been or be paid.

(d) Subject to the foregoing provisions of this Paragraph (4), the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of Series B Preferred Stock shall not be entitled to share therein.

(5) Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, but only from the amount available after the payout to holders of Series A Preferred Stock.

(6) Redemption.

(a) The Series B Preferred Stock will be redeemable in whole or in part at the sole discretion of the Board of Directors of the Company for $1.06 per share.

(7) Voting Rights.

The Series B Preferred Stock will have no voting rights.

FURTHER RESOLVED: That the officers of this Company are hereby authorized to do and perform all such further actions and things and to sign all such further documents and certificates and to take all such further steps as may be necessary or advisable or convenient or proper to carry out the intent of the foregoing.

IN WITNESS WHEREOF, the undersigned have executed this certificate in the name and on behalf of Docucon, Incorporated this 12th day of June, 1991.

Edward P. Cistaro
Chief Executive Officer

ATTEST:

Ralph Brown
Secretary

Each of the undersigned signing on behalf of Docucon, Incorporated declares under penalties of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

Edward P. Cistaro

Ralph Brown

1121091290

7122217005

DATE SUBMITTED: 8-4-92 FILE DATE: 8-4-92

FILED BY: CORPORATION SERVICE COMPANY TIME: 9:00 A.M.

DIANNE FILER'S NO: 00014

NAME OF COMPANY: DOCUCON, INCORPORATED

FILE NUMBER: #21750-68

TYPE OF DOCUMENT: CERTIFICATE OF AMENDMENT SECTION#: 242

CHANGES NAME: ______

CHANGES AGENT/OFFICE: ______

STOCK: $______

TO: $______

______ FRANCHISE TAX: $______

FILING FEE TAX: $______

RECEIVING & INDEXING: $______

NO. 3 CERTIFIED COPIES: $______

NO. ___ PAGES (if prepared by the Division of Corp.): $______

OTHER ______: $______

OTHER ______: $______

TOTAL : $______

If taxes to amend exceed $500, please contact our office.

RECEIVED
DEPARTMENT OF STATE
92 AUG -4 PM 3:58
DIVISION OF CORPORATIONS

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/04/1992
712217005 - 2175068

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
DOCUCON, INCORPORATED

Docucon, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. That, by unanimous vote of the Board of Directors of the Corporation at a meeting duly called and held on January 22, 1992, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and adopting such amendment.

2. That the text of the proposed amendment is as follows:

> Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (a) thereof and substituting the following in lieu thereof:
>
> "FOURTH: (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock, par value $1.00 per share, and Twenty-Five Million (25,000,000) shares of Common Stock, par value $.01 per share.

3. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Corporation's Annual Meeting of Stockholders held on May 7, 1992.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 31st day of July, 1992.

DOCUCON, INCORPORATED

By [signature]
Edward P. Gistaro
Chairman of the Board and
Chief Executive Officer

ATTEST:

[signature]
Secretary

[S E A L]

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:34 PM 10/15/2007
FILED 12:34 PM 10/15/2007
SRV 071115562 - 2175068 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is DOCUCON, INCORPORATED.
2. Its registered office in the State of Delaware is located at 1220 N. MARKET STR. STE 808 (street), City of WILMINGTON Zip Code 19801 County of NEW CASTLE the name of its registered agent is AMERICAN INCORPORATORS LTD..
3. The date of filing of the original Certificate of Incorporation in Delaware was 10-11-1988.
4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28TH day of FEBRUARY, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
5. This corporation was duly organized and carried on the business authorized by its charter until the 1ST day of MARCH A.D. 2003, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 15TH day of OCTOBER A.D. 2007.

Robert W Schwartz

By: ______________________
Authorized Officer

Name: ROBERT SCHWARTZ
Print or Type

Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 12/17/2007
FILED 01:17 PM 12/17/2007
SRV 071329522 - 2175068 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
DOCUCON, INCORPORATED

Docucon, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. That, by unanimous vote of the Board of Directors of the Corporation at a meeting duly called and held on December 12, 2007, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and adopting such amendment.

2. That the text of each proposed amendment is as follows:

Article FIRST of the Certificate of Incorporation of the corporation is hereby amended by deleting paragraph (a) thereof and substituting the following in lieu thereof:

"**FIRST:** The name of the Corporation is Issuer Direct Corporation"

Article SECOND of the Certificate of Incorporation of the corporation is hereby amended by deleting paragraph (a) thereof and substituting the following in lieu thereof:

"**SECOND:** The registered office of the Corporation in the State of Delaware is 1220 North Market Street Ste 808, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is American Incorporators Ltd."

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board and Chief Executive Officer this 14th day of December, 2007.

DOCUCON, INCORPORATED

By: /s/ Brian R. Balbirnie
Brian R. Balbirnie
President,Chairman of the Board, Chief Executive Officer

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. That, by action by written consent of more than a majority of the Company's shares outstanding and entitled to vote on the matter, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable, and adopting such amendment.
2. That the text of each proposed amendment is as follows:

Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (a) in its entirety and substituting the following in lieu thereof:

(a) The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Thirty Million (130,000,000) shares, consisting of Thirty Million (30,000,000) shares of $1.00 par value per share preferred stock (the "Preferred Stock"), and One Hundred Million (100,000,000) shares of $0.01 par value per share common stock (the "Common Stock").

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board of Directors and Chief Executive Officer this 12 day of May, 2008.

ISSUER DIRECT CORPORATION

By: [signature]
Brian R. Balbirnie
Chairman and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:42 AM 07/09/2008
FILED 10:36 AM 07/09/2008
SRV 080767234 - 2175068 FILE

Action by Written Consent

of the Shareholders of

Issuer Direct Corporation

The undersigned shareholders of Issuer Direct Corporation, a Delaware corporation (the "Company") hereby consent to the taking of the following actions and adopt the following resolutions without holding a meeting:

WHEREAS, the Board of Directors has unanimously declared the advisability of, and recommended that the stockholders adopt, an amendment to the Company's certificate of incorporation to increase the number of authorized shares of the common stock of the Company, par value $0.01 per share (the "Common Stock") from 20,000,000 to 100,000,000 (the "Increase Amendment");

NOW, THEREFORE, BE IT RESOLVED, that the Increase Amendment be, and it hereby is, approved and adopted;

RESOLVED FINALLY, that the officers of the Company be, and each of them hereby is, authorized and directed to execute or file any further documents as may be necessary to effect the Increase Amendment.

IN WITNESS WHEREOF, the undersigned shareholders have executed this Action by Written Consent as of the 6th day of May, 2008.

By: ______________________
Name: Brian Balbirnie

By: ______________________
Name: James Hearish

Action by Unanimous Written Consent

Of the Board of Directors of

Issuer Direct Corporation

The undersigned, constituting all of the members of the Board of Directors of Issuer Direct Corporation, a Delaware corporation (the "Company") hereby consent to the taking of the following actions and adopt the following resolutions without holding a meeting:

WHEREAS, the Board of Directors believes it is in the best interests of the Company and its stockholders to amend the Company's certificate of incorporation to increase the number of authorized shares of the common stock of the Company, par value $0.01 per share (the "Common Stock") from 20,000,000 to 100,000,000 (the "Increase Amendment");

NOW, THEREFORE, BE IT RESOLVED, that the Increase Amendment be, and it hereby is, approved and adopted;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to solicit the appropriate shareholder approval for the Increase Amendment; and

RESOLVED FINALLY, that the officers of the Company be, and each of them hereby is, authorized and directed to execute or file any further documents as may be necessary to obtain shareholder approval and effect the Increase Amendment.

IN WITNESS WHEREOF, the undersigned director has executed this Action by Unanimous Written Consent as of the 6th day of May, 2008.

By: ______________________

Name: Brian Balbirnie

Title: Chairman and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:49 AM 05/11/2010
FILED 11:49 AM 05/11/2010
SRV 100490061 - 2175068 FILE

CERTIFICATE
FOR RENEWAL AND REVIVAL OF CHARTER
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the eleventh day of October, 1988 and recorded in the office of the Recorder of Deeds for New Castle County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal, and revival of its charter, and hereby certifies as follows:

FIRST: The name of the corporation is Issuer Direct Corporation.

SECOND: The address of its registered agent in the State of Delaware is Suite 808, 1220 N. Market Street in the city of Wilmington, County of New Castle. The name of its registered agent at such address is American Incorporators Ltd.

THIRD: The date when the restoration, renewal, and revival of the charter of this company is to commence is 02/28/10, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of the corporation is to be perpetual.

FOURTH: This corporation was duly organized and carried on the business authorized by its charter until 03/01/10 at which time its charter became inoperative and Voided for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

In testimony whereof, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension, and restoration of charters, the last and acting President of Issuer Direct Corporation has hereunto set his hand to this certificate on this eleventh day of May, 2010.

s/ Brian Balbirnie
Last and Acting President

Brian Balbirnie
Print Name

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation organized and existing under and by virtue of the General Corporations Law of the State of Delaware (the "Corporation"), does hereby certify as follow:

1. The, by action by written consent of more than a majority of the Company's shares outstanding and entitles to vote on the matter, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation, declaring such amendment to be advisable, and adopting such amendment.
2. That the text of each proposed amendment is as follows:

Article FORTH of the Certificate of Incorporation is hereby amended by deleting paragraph (a) in its entirety and substituting the following in lieu thereof:

(a) The total number of shares of all classes of stock which the Corporation is authorized to issue One Hundred Thirty Million (130,000,000) shares, consisting of Thirty Million (30,000,000) shares of 1.00 par value preferred stock (the "Preferred Stock") and One Hundred Million (100,000,000) shares of $0.001 par value per shares common stock (the "Common Stock")

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board of Directors and Chief Executive Officer this 12 day of May, 2008.

ISSUER DIRECT CORPORATION

By: ______________________
Brian R. Balbirnie
Chairman and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:57 PM 05/12/2010
FILED 02:55 PM 05/12/2010
SRV 100499203 - 2175068 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:15 PM 11/29/2010
FILED 05:14 PM 11/29/2010
SRV 101127789 - 2175068 FILE

**CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
PREFERENCES OF SERIES A CONVERTIBLE PREFERED
STOCK OF ISSUER DIRECT CORPORATION**

Issuer Direct Corporation, a corporation incorporated under the laws of the State of Delaware, does hereby certify pursuant to Sections 228 and 242 of the General Corporation Law:

FIRST: That the original Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Issuer Direct Corporation, was filed with the Secretary of State of Delaware on May 30, 1990.

SECOND: That the Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Issuer Direct Corporation, is hereby amended to add Article B, Section 9 which shall read in its entirety as follows:

"**ARTICLE B**

9. **REDEMPTION OPTION.**

(a) The holders of at least 56 2/3% of the then outstanding shares of Convertible Preferred Stock, voting as a separate class, may require the Company to redeem, from any source of funds legally available thereof, the Convertible Preferred Stock from all holders of the Convertible Preferred Stock, whether or not the holder consents to such redemption (the "**Redemption Date**"). The Company shall effect such redemptions on the applicable Redemption Dates by paying in cash in exchange for each share of Convertible Preferred Stock to be redeemed a sum equal to $1,000.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "**Redemption Price**").

(b) Except as provided herein, on or after the Redemption Date, the Redemption Price shall be payable to the order of the person whose name appears on the books of the Company. Upon the payment of the Purchase Price, each holder of Convertible Preferred Stock shall surrender to the Company the certificate or certificates representing such shares in the manner and at the place designated in a Redemption Notice provided by the Company ("**Redemption Notice**"); *provided, however*, the failure of a holder to surrender

the certificate or certificates to the Company shall in no way affect the cancellation or retirement of such shares pursuant to the terms set forth below..

(c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Convertible Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Convertible Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Convertible Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among the holders of such shares to be redeemed based upon their holdings of Convertible Preferred Stock. "

IN WITNESS WHEREOF, ISSUER DIRECT CORPORATION has caused this Certificate of Amendment to be signed by the Chief Executive Officer and the Secretary this 29th day of November, 2010.

ISSUER DIRECT CORPORATION

By: ______________________
Brian R. Balbirnie
Chief Executive Officer

ATTEST:

By: ______________________
Wes Pollard
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 03/26/2012
FILED 04:37 PM 03/26/2012
SRV 120355588 - 2175068 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
PREFERENCES OF SERIES A AND SERIES B
CONVERTIBLE PREFERED STOCK
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation incorporated under the laws of the State of Delaware, does hereby certify pursuant to Sections 228 and 242 of the General Corporation Law:

FIRST: That the original Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Issuer Direct Corporation, was filed with the Secretary of State of Delaware on May 30, 1990, a Certificate of Amendment was filed with the Secretary of State of Delaware on November 29, 2010 and this Certificate of Amendment was filed with the Secretary of State of Delaware on March 26, 2012.

SECOND: That the original Certificate of Designation, Preferences of Series B Convertible Preferred Stock of Issuer Direct Corporation, was previously filed with the Secretary of State of Delaware and this Certificate of Amendment was filed with the Secretary of State of Delaware on March 26, 2012.

THIRD: That the Certificate of Designations, Preferences of Series A Convertible Preferred Stock and Certificate of Designation, Preferences of Series B Convertible Preferred Stock of Issuer Direct Corporation (collectively, the "Series A and B Designations") are hereby deleted and removed in their entirety, there being no issued or outstanding shares of stock under the Series A and B Designations, such that the Series A and B Designations shall no longer be in existence as of March 26, 2012 and all shares of stock deemed to be authorized under the Series A and B Certificates shall again be deemed to be undesignated preferred stock under the terms of the Certificate of Incorporation of Issuer Direct Corporation.

IN WITNESS WHEREOF, ISSUER DIRECT CORPORATION has caused this Certificate of Amendment to be signed by the Chief Executive Officer and the Secretary this 26th day of March, 2012.

ISSUER DIRECT CORPORATION

By: ______________________
Brian R. Balbirnie
Chief Executive Officer

ATTEST:

By: ______________________
Wes Pollard
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:28 PM 07/16/2012
FILED 05:26 PM 07/16/2012
SRV 120840524 - 2175068 FILE

**CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ISSUER DIRECT CORPORATION**

Issuer Direct Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. That, by recommendation of the Board of Directors and written consent of a majority of all outstanding shares of stock entitled to vote on the matter dated June 15, 2012, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and to be submitted to a vote of the stockholders.

2. That the text of the amendment is as follows:

Article FOURTH, subsection (a), of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

"**FOURTH:** (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Thirty Million (130,000,000) shares, consisting of Thirty Million (30,000,000) shares of $0.001 par value per share preferred stock (the "Preferred Stock") and One Hundred Million (100,000,000) shares of $0.001 par value per share of common stock (the "Common Stock").

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the Chief Executive Officer and the Secretary this 16th day of July, 2012.

ISSUER DIRECT CORPORATION

By: ______________________
Brian R. Balbirnie
Chief Executive Officer

ATTEST:

By: ______________________
Wes Pollard
Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "**Corporation**"), does hereby certify as follows:

1. That, by unanimous written consent of the Board of Directors of the Corporation on February 9, 2017, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and to be submitted to a vote of the stockholders.

2. That, by written consent of a majority of all outstanding shares of stock entitled to vote on the matter dated February 10, 2017, resolutions were adopted approving such amendment to the Certificate of Incorporation.

3. That the text of the amendment is as follows:

Article FOURTH, subsection (a), of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

"**FOURTH:** (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is Twenty-One Million (21,000,000) shares, consisting of One Million (1,000,000) shares of $0.001 par value per share preferred stock (the "**Preferred Stock**") and Twenty Million (20,000,000) shares of $0.001 par value per share of common stock (the "**Common Stock**")."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the Chief Executive Officer and the Secretary this 20th day of March, 2017.

ISSUER DIRECT CORPORATION

By: [signature]
Brian R. Balbirnie
Chief Executive Officer

ATTEST:

By: [signature]
Jeffrey M. Quick
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:48 AM 03/21/2017
FILED 08:48 AM 03/21/2017
SR 20171883905 - File Number 2175068

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 31, 1988, amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on December 17, 2007 (the "Certificate of Incorporation").

2. Article FIRST of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

   "FIRST: The name of the Corporation is ACCESS Newswire Inc."

3. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The effective time of this Certificate of Amendment shall be 12:01 a.m., Eastern Time, on January 27, 2025.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 23rd day of January, 2025.

ISSUER DIRECT CORPORATION

By: ______________________
Brian R. Balbirnie
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:59 AM 01/23/2025
FILED 11:59 AM 01/23/2025
SR 20250225467 - File Number 2175068